UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12.

BLACKBAUD, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2000 Daniel Island Drive

Charleston, South Carolina 29492

Supplement to Proxy Statement for the

Annual Meeting of Stockholders

To Be Held June 22, 2011

To the Stockholders:

The purpose of this supplement is to clarify the voting requirements in the election of directors at our 2011 Annual Meeting of Stockholders to be held on Wednesday, June 22, 2011 at 10:00 a.m. Eastern Time at our corporate headquarters located at 2000 Daniel Island Drive, Charleston, South Carolina. Among other matters to be considered, at that meeting, we will be voting on the election of two Class A directors for a three-year term expiring in 2014. Our nominees are current directors Timothy Chou and Carolyn Miles. These nominees and the other matters to be considered at the meeting are more fully described in the April 29, 2011 Proxy Statement for the meeting.

As a result of an amendment to our Bylaws approved by our Board of Directors on March 16, 2011, we now have majority voting in uncontested elections of directors. Therefore, to be elected at the meeting, nominees must receive affirmative votes from a majority of the shares entitled to vote that are represented at the meeting and voted in the election of directors. In accordance with Delaware law and under this standard, votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, and have the legal effect of a vote against the nominee. While abstentions and broker non-votes with respect to the election of directors will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of shares represented and voted in the election, and, accordingly, will not affect the election.

In accordance with Securities and Exchange Commission rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials, including this supplement, the Notice, the Proxy Statement, our 2010 Annual Report to Stockholders, including financial statements, and a Proxy Card for the meeting, by providing access to them on the Internet. These materials were first available on the Internet on April 29, 2011, except that this supplement was first available on May 3, 2011. We mailed a Notice of Internet Availability of Proxy Materials on or about April 29, 2011 to our stockholders of record and beneficial owners as of April 25, 2011, the record date for the meeting. The Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request such materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card or Voter Instruction Card that you will receive in response to your request. Viewing our proxy materials and voting by proxy electronically will save us the cost of printing and mailing documents to you and will reduce the impact on the environment.

Our stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy. Your vote is important, especially in light of our new majority voting standard for the election of directors described above. Whether or not you plan to attend the Annual Meeting of Stockholders we hope that you will vote as soon as possible.

For the Board of Directors,

BLACKBAUD, INC.

Jon W. Olson,

Vice President, General Counsel and Secretary

Charleston, South Carolina

Dated: May 3, 2011